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                                                                    Exhibit 21.1
                                                                    ------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                GeneScreen, Inc.,
                             a Delaware corporation

                                GeneShield, Inc.,
                             a Delaware corporation

                             Lifecodes Corporation,
                             a Delaware corporation

                       Orchid BioSciences Europe Limited,
                         a U.K. private limited company